September 23, 1997



Dear Shareholder:

     The Annual Meeting of Shareholders of Aphton Corporation will be held on Wednesday, October 22, 1997, at 9:00 A.M. at the offices of White & Case, located at First Union Financial Center, 200 South Biscayne Boulevard, Miami, Florida 33131-2352.

     The Notice of Annual Meeting and the Proxy Statement are enclosed herewith. Shareholders will be asked to elect four directors. The four current directors, Philip C. Gevas, Nicholas J. Stathis, Robert S. Basso and William A. Hasler, are nominees for election. Your Board of Directors recommends that you vote "for" these proposals.

     Please review the Proxy Statement and at your earliest convenience sign, date and return the enclosed proxy card so that your shares will be represented at the meeting. A prepaid return envelope is enclosed for this purpose.

Yours truly,
/s/ Philip C. Gevas
Philip C. Gevas
Chairman, President and Chief Executive Officer

PCG/ma
encl.










                               September 23, 1997

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                October 22, 1997

     The Annual Meeting of Shareholders of Aphton Corporation, a California corporation, will be held at the offices of White & Case, located at First Union Financial Center, 200 South Biscayne Boulevard, Miami, Florida 33131-2352., on Wednesday, October 22, 1997, at 9:00 A.M. for the following purposes:

     (1) To elect directors to hold office until the next Annual Meeting of Shareholders and thereafter until their successors are duly elected and qualified;

     (2) To transact such other business as may properly come before the meeting.

     On any business day from October 8, 1997 until October 21, 1997, during ordinary business hours, shareholders may examine the list of shareholders for any purpose germane to the meeting at the Office of the Company's attorneys, White & Case, First Union Financial Center, 200 South Biscayne Boulevard, Miami, Florida 33131.

     The Board of Directors has fixed the close of business on Tuesday, September 9, 1997, as the record date for determination of shareholders entitled to be notified and to vote at the Annual Meeting.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, THE BOARD REQUESTS THAT YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING SELF-ADDRESSED, STAMPED ENVELOPE. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY.

By Order of the Board of  Directors


/s/Philip C. Gevas
Philip C. Gevas
Chairman, President and
Chief Executive Officer










                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                              OF APHTON CORPORATION

                                October 22, 1997

                              ---------------------

                                  INTRODUCTION

     This Proxy Statement is being mailed on or about September 9, 1997, to shareholders of Aphton Corporation (the "Company") in connection with the solicitation of Proxies by the Company's Board of Directors for use at the Company's Annual Meeting of Shareholders to be held on October 22, 1997, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The accompanying proxy, and all expenses incident to the solicitation, are to be paid by the Company.

     The persons named in the accompanying proxy have advised the Company that they intend to vote the proxies received by them in their discretion for as many director nominees as the votes represented by such proxies are entitled to elect (see "Election of Directors"). Any shareholder may revoke his or her proxy at any time prior to its use by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date.

     Only shareholders of record at the close of business on Tuesday, September 9, 1997, will be entitled to notice of and to vote at the meeting or any adjournments thereof. At such record date, the Company had outstanding and entitled to vote approximately 13,665,000 shares of common stock. Each share of stock is entitled to one vote on all matters other than the election of directors. In connection with the election of directors, each shareholder is entitled to cumulate his or her votes. Reference is made to "Election of Directors."
                              ELECTION OF DIRECTORS

     In voting for directors of the Company, each shareholder has the right to cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which his or her shares are entitled, or to distribute his or her votes on the same principle among as many candidates as he or she shall see fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. For a shareholder to exercise cumulative voting rights, such shareholder must give notice of his or her intention to cumulate his or her votes at the meeting prior to the voting.

     The Company's Board of Directors presently consists of four directors. The persons who are elected directors will hold office until the next Annual Meeting of Shareholders and thereafter until their successors are duly elected, and qualified.









     Set forth below are the names and principal occupations of those persons who are nominees for election as directors, all of whom are presently directors of the Company, and the respective number of shares of voting stock of the Company beneficially owned, directly or indirectly, by them and by all directors and officers as a group as of July 31, 1997, according to information furnished to the Company by such persons.

                               Shares Beneficially
      Name and Principal                Year First    Owned as of    Percent
           Occupation             Age    Elected     July 31, 1996   of Class
Philip C. Gevas                   64      1981        1,979,050(1)     14.5
Chairman, President and
Chief Executive Officer
Aphton Corporation

Robert S. Basso, President        52      1988           30,166         (2)
Correspondent Services
Corporation.

William A.  Hasler,  Dean of the  55      1991           35,000         (2)
Graduate    and    Undergraduate
Schools of Business,  University
of California, Berkeley

Nicholas John Stathis             73      1994           48,466         (2)
Attorney

All Directors and Officers
as a group (6 persons)                                2,202,882        16.2


----------------------------
(1) Includes 120,000 shares in a trust of which Mr. Gevas is an uncompensated trustee with no pecuniary interest in the trust assets.
(2)  Less than 1% of total outstanding shares.

     Mr. Gevas has served the Company in his current capacity and has been a director of the Company since its inception. Mr. Basso has been a director of the Company since February, 1988. He has been employed in his present capacities with Correspondent Services Corporation since January, 1990. Prior thereto, for more than ten years, Mr. Basso was employed by Merrill Lynch as President of a wholly-owned subsidiary and in other executive management capacities. William A. Hasler was elected Vice Chairman in October, 1996 and has been a director of the Company since October, 1991. Mr. Hasler is the Dean of both the Graduate and Undergraduate Schools of Business at the University of California, Berkeley. Dean Hasler was formerly Vice Chairman of KPMG Peat Marwick, responsible for management consulting. Dean Hasler is a director of The Gap, Inc., Walker Interactive Systems, TCSI Corporation and Tenera, Inc. Nicholas John Stathis, Esq. has been a director of the Company since January, 1994. Mr. Stathis is retired from the law firm of White & Case, where he was of counsel from 1989 to 1993. Prior to that he was partner, Botein, Hays & Sklar, from 1984 to 1989.

Directors do not receive any fees for services on the Board. Board members are reimbursed for their expenses for each meeting attended.

If for any reason one or more of the nominees named above should not be available as a candidate for director, an event that the Board of Directors does not anticipate, the persons named in the enclosed proxy will vote for such other candidate or candidates as may be nominated by the Board and discretionary authority to do so is included in the Proxy. Committee Meetings of the Board of Directors

                        Committee Meetings of the Board

The Company's Board of Directors held four general meetings and six committee meetings during fiscal 1997. The Board of Directors has two standing committees: an Audit Committee, consisting of Messrs. Hasler (Chairman), Basso and Gevas (non-voting); and a Compensation Committee, consisting of Messrs. Basso (Chairman) and Hasler. The Audit Committee reviews the financial statements of the Company, reviews the independent accountants' scope of engagement, performance and fees and reviews the adequacy of the Company's internal financial control procedures. This Committee held two meetings during fiscal 1997. The Compensation Committee reviews and recommends remuneration arrangements for various key executives. This Committee held one meeting during fiscal 1997. Each Committee member attended all of the meetings of the Committee on which he was a member during fiscal 1997.

                        The Compensation Committee Report

The Compensation Committee of the Board approves compensation objectives, policy and compensation for the Company's executive officers, including the individuals named in the Summary Compensation table below.

The Compensation Committee is comprised of Messrs. Basso and Hasler who are independent outside directors.

The Compensation Committee seeks to provide rewards which are closely linked to Company and individual performance and ensure that compensation is at a level which enables the Company to attract and retain the high quality employees it needs. In addition, the committee considers performance factors particular to each executive officer, such as the performance where such officer had responsibility and individual managerial accomplishments.

Compensation of the Chief Executive Officer The Compensation Committee believes that Mr. Gevas' total compensation as Chief Executive Officer reflects his performance in meeting the goals established by the Committee. In determining Mr. Gevas' total compensation, the Compensation Committee considered the Company's overall performance and Mr. Gevas' individual performance by the measures described above for determining executive officers' compensation. It also considered the compensation and company performance of the chief executive officers of other leading companies, as well as incentives for future performance.

The Company's performance as measured in the context of the biotechnology/biopharmaceutical industry and Mr. Gevas' contributions thereto, both management and scientific, have met the Company objectives. This performance included the structuring, negotiation, and execution of the strategic alliance agreement with Pasteur Merieux Connaught (Rhone-Poulenc Group). The following stock price performance graph is provided as required by the Securities and Exchange Commission. The graph begins April 30, 1992. The graph compares the Company's stock price appreciation with the stock price appreciation of both the Nasdaq Composite Index and a peer group of biotechnology/ biopharmaceutical companies which, like Aphton, had an initial public offering (IPO) during 1991.

The foregoing report has been furnished by the Compensation Committee consisting of Messrs. Hasler and Basso (Chairman).





                          Stock Price Performance Graph

The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price) of Aphton's Common Stock with the CRSP Total Return Index for the Nasdaq Stock Market (the Nasdaq Composite Index) and a Peer Group composed of other biotechnology/biopharmaceutical companies which had IPOs during the same year as Aphton (and are still publicly traded). The following graph commences as of April 30,1992, with a $100 investment in the Company, the Nasdaq index and the Peer Group (whose composition reflects the average of the share values as reported on the dates shown). Graphic comparisons are required by the Securities and Exchange Commission (SEC) and are not intended to forecast or be indicative of possible future performances of the Company's Common Stock.

Aphton believes that the best date for Aphton shareholders to begin comparisons is the first date of trading in the Company's stock. Aphton also believes that the best peer group for graphic comparisons is the biotechnology/ biopharmaceutical companies which, like Aphton, had IPOs during 1991 (the initial date of investments of $100). However, Aphton is not aware of any such published "third-party" index or listing; thus, the Peer Group names and graph was prepared by the Company based on data provided to Aphton by Nasdaq. The Peer Group is composed of Cygnus Therapeutic Systems, Regeneron Pharmaceuticals, Cephalon Inc., Medimmune Inc., Isis, ImmuLogic Pharmaceutical, ICOS Corp.,
Cambridge NeuroScience, Genelabs Technologies, COR Therapeutics, Curative Technologies, Alkermes, Osteotech, Vertex, Genetic Therapy, Somatogen Inc., Biomatrix, IDEC Pharmaceuticals, Sepracor Inc., CellPro Inc., Anergen Inc., Alteon Inc., ImClone Systems, Cytel, Magainin Pharmaceuticals and Genta. Other biotechnology/biopharmaceutical companies which had IPOs in 1991 are not included here if they no longer exist or are no longer publicly traded.

                         4/30/92 4/30/93 4/30/94 4/29/95 4/28/96 4/30/97
Aphton Corporation         100     83     106      81     120      88
All US & Foreign on NASDAQ 100    114     127     145     212     223
Biotech Peer Group         100     76      63      56     112      85


                             Executive Compensation
The following table sets forth, for each of the last five fiscal years, the annual compensation paid by the Company, together with long-term and other compensation, for the Chief Executive Officer and the other highest compensated Executive Officers of the Company in all capacities in which they served.

                                                Summary Compensation Table
                                     Annual Compensation                  Long-Term Compensation
                                -------------------------------    --------------------------------------
                                                                        Awards              Payouts
                                                                 ---------------------     -----------
                                                      Other                                Long-Term
                       Fiscal                         Annual     Restricted                Incentive   All Other
    Name, Age and      Year                           Compen-sation Stock      Options/    Plan         Compen-
 Principal Position      End    Salary($)  Bonus($)      ($)     Award(s)($)    SARs(#)    Payouts($)  sation ($)
                         ---    ---------  --------      ---     -----------    -------    ----------  ----------
----------------------
Philip C. Gevas (63)   1997     200,000    200,000        -           -            -           -           -
Chief Executive        1996     200,000    200,000        -           -            -           -           -
Officer, President     1995     200,000    200,000        -           -            -           -           -
and Chief Financial    1994     180,000    200,000        -           -       400,000          -           -
Officer                1993     172,500    120,000        -           -            -           -           -

Dov Michaeli, M.D.,    1997     150,000      60,000       -           -            -           -           -
Ph.D. (61) Senior      1996     150,000      60,000       -           -            -           -           -
Vice President,        1995     150,000      60,000       -           -            -           -           -
Director of Medical    1994     110,000      60,000       -           -       150,000          -           -
Science                1993     110,000      30,000       -           -            -           -           -

Richard Ascione,       1997     125,000      25,000       -           -            -           -           -
Ph.D.(60) Vice         1996     125,000      25,000       -           -            -           -           -
President, Director    1995     112,500      25,000       -           -            -           -           -
of Laboratory of       1994         -          -          -           -        50,000          -           -
Molecular Medicine

Paul Broome, MB.,      1997     135,000      30,000       -           -            -           -           -
Ch.B., MFPM (46)       1996     132,300      26,450       -           -            -           -           -
Vice President and     1995     112,500      25,000       -           -            -           -           -
Medical Director,      1994         -          -          -           -        50,000          -           -
Clinical Trials and
Regulatory Affairs


                        Option Grants in Last Fiscal Year
No options or stock appreciation rights were granted during the fiscal year ended April 30, 1997.

                   Option Exercises and Fiscal Year-End Values
The following table sets forth information concerning the unexercised options held as of the end of the fiscal year. No officers exercised options during the fiscal year.

                  Option/SAR Exercises and Year-End Value Table
                  Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Value
                                                                                            Value of Unexercised
                                                          Number of Unexercised             In-the-Money Options/
                                                                 Options/                   SARs at FY-End($)(1)
                                                            SARs at FY-End(#)
                                                       -----------------------------
                               Shares
                              Acquired       Value
         Name                    on       Realized($)   Exercisable   Unexercisable      Exercisable  Unexercisable
                             Exercise(#)
-----------------------
Philip C. Gevas                   -            -          600,000           -                 -             -

-----------------------
Dov Michaeli, M.D.,
Ph.D.                             -            -          370,000           -             1,375,000         -

-----------------------
Richard Ascione, Ph.D.            -            -             -           50,000               -             -

-----------------------
Paul Broome, MB.,
Ch.B., MFPM                       -            -             -           50,000               -              -

(1) Market value of shares covered by in-the-money options on April 30, 1997, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. The market value is the closing price at April 30, 1997, as quoted by Nasdaq.

                Long-Term Incentive Plans - Awards in Fiscal Year

No long-term  incentive  plan awards were  granted  during the fiscal year ended
1997.

                             Principal Shareholders

To the Company's knowledge, except as hereinafter described, no single shareholder of record owned or beneficially owned, as of July 31, 1997, more than 5% of the Company's common stock. As of July 31, 1997, Cede & Co., a nominee of securities depositories for various segments of the financial industry, held approximately 6,100,000 shares, representing approximately 45% of the Company's outstanding common stock, none of which was owned beneficially by Cede & Co. The Company believes that each of the entities or individuals named below beneficially owns 5% or more of the Company's common stock, based on a review of filings made with the SEC.

         Name and Address of
           Beneficial Owner           Number of Shares     % of Common Stock

Smith Barney  Mutual Funds  Management,  1,481,900               10.9
Inc
388 Greenwich Street
Legal Dept, 20th Floor
New York, New York 10013

Eliezer Benjamini, Ph.D.                   731,500                5.4
P. O. Box 1049
Woodland, CA 95776

Joy Benjamini                              731,500                5.4
P. O. Box 1049
Woodland, CA 95776

Philip C. Gevas                          1,979,050               14.5
P. O. Box 1049                             (1)
Woodland, CA 95776

Richard L. Littenberg, M.D.              1,246,250                9.1
P. O. Box 1049
Woodland, CA 95776

Robert J. Scibienski, Ph.D.              1,613,800               11.8
P. O. Box 1049
Woodland, CA 95776

All Executive Officers and               2,202,882               16.2
Directors as a group (6 persons)
----------------------------
(1) Includes 120,000 shares in a trust of which Mr. Gevas is an uncompensated trustee with no pecuniary interest in the trust assets.



                              Shareholder Proposals

If a shareholder intends to have a proposal presented at the next Annual Meeting of Shareholders, such a proposal must be received by the Company at its principal executive offices prior to the end of fiscal year 1998.





                                  Miscellaneous

Coopers & Lybrand has been the Company's independent accountants for a number of years and has been selected to continue in such capacity for the current fiscal year. It is anticipated that a representative from Coopers & Lybrand will be available to answer questions raised at the Annual Meeting of Shareholders and will be afforded the opportunity to make any statements the representative may desire to make.

The Board of Directors knows of no other matters that are likely to come before the meeting. If any such matters should properly come before the meeting, however, it is intended that the persons named in the accompanying form of proxy will vote such proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors



/s/Philip C. Gevas
Philip C. Gevas
Chairman and Secretary